Exhibit 10.66

UFP TECHNOLOGIES, INC.

2009 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

(as amended on March 7, 2013)

1.                                      Statement of Purpose. The purpose of this 2009 Non-Employee Director Stock Incentive Plan (formerly known as the 1998 Director Stock Option Incentive Plan and hereinafter referred to as the “Plan”) is to benefit non-employee members of the Board of Directors of UFP TECHNOLOGIES, INC. (the “Company”) in consideration of their management of the Company by offering to them equity-based incentives, thereby encouraging the continuance of their involvement with the Company and/or its subsidiaries.

2.                                      Administration of the Plan.   The Plan shall be administered by the Board of Directors of the Company or by any committee of the Board of Directors, including the Compensation Committee (any such committee or the full Board, as the case may be, hereinafter referred to as the “Committee”).  The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan.  Such powers of the Committee include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to  determine the aggregate amount, type, size, and terms of the Awards to be made to eligible Non-employee Directors, and to determine the time when Awards will be granted. The Committee may take into consideration recommendations from the appropriate officers of the Company with respect to making the foregoing determinations as to Plan Awards, administration, and interpretation. The Committee shall have full power and authority to adopt such rules, regulations, agreements and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.  The Committee’s interpretations of the Plan and all action taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any director of the Company.

3.                                      Eligibility.  Non-employee Directors of the Company (individually a “Participant” and collectively the “Participants”) shall be eligible to receive grants of Awards under this Plan (individually an “Award” and collectively “Awards”) pursuant to the provisions of Section 4 hereof.

4.                                      Rules Applicable to Awards.

(a)                                 All Awards.

(i)               Awards. Awards may be granted in the form of any or a combination of the following: Stock Options; SARs; Restricted Stock; Unrestricted Stock; Stock Unit Awards, or other Stock Based Awards.

(ii)            Terms of Awards.  The Committee shall determine the terms of all Awards subject to the limitations provided herein.

(iii)         Vesting, Etc.  The Committee may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable.

(b)                                             Awards Requiring Exercise.

(i)             Time and Manner of Exercise.  Unless the Committee expressly provides otherwise, (A) an Award requiring exercise by the holder will not be deemed to have been exercised until the Committee receives a written notice of exercise (in form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the Award; and (B) if the Award is exercised by any person other than the Participant, the Committee may require satisfactory evidence that the person exercising the Award has the right to do so.

(ii)          Exercise Price.  The Committee shall determine the exercise price of each Stock Option or SAR; provided, however, that each Stock Option or SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant.  Except as provided in Section 6, in no event may any Stock Option or SAR previously granted under the Plan (i) be amended to decrease the exercise price or strike price thereof, as the case may be, (ii) be cancelled in conjunction with the grant of any new Stock Option or SAR with a lower exercise price or strike price, as the case may be, (iii) be amended to provide for a cash buyout of the Stock Option or SAR if such Stock Option or SAR is not “in the money,” (iv) be subject to a voluntary surrender and subsequent grant of “in the money” Stock Option or SAR (v) otherwise be subject to any action that would be treated under the NASDAQ rules as a “repricing” of such Stock Option or SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders.”

(iii)       Payment of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment.

(c)                                              Awards Not Requiring Exercise.

(i)                           Restricted Stock.  Restricted Stock awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon  (which may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber shares while such shares are subject to other restrictions imposed under this Section 4), the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Stock in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate.  Restricted Stock awards shall be effective upon execution of the applicable Restricted Stock agreement by the Company and the Participant.  Following a Restricted Stock award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Stock shall be held in escrow by the Company.  Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Stock shall be issued or delivered to the Participant.  From the date a Restricted Stock award is effective, the Participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

(ii)                        Stock Unit Awards.  Stock Unit Awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock to be awarded pursuant to the Award,  the restrictions imposed thereon  (which may include, without limitation: restrictions on the right of the grantee to sell, assign, transfer or encumber the Award prior to vesting, and,  in the discretion of the Committee, certain continued service requirements and terms under which the vesting of such Awards might be accelerated) and such other terms and conditions as the Committee in its discretion deems appropriate.  Stock Unit Awards shall be effective upon execution of the applicable Stock Unit Award Agreement by the Company and the Participant.  Upon a determination of satisfaction of any applicable performance-related conditions and satisfaction of any applicable continued service requirements, (and not before such time), shares of Stock shall be issued to the Participant pursuant to the Award.  The Participant shall not have any rights of a shareholder of the Company with respect to such shares prior to such issuance.

(iii)                     Unrestricted Stock and Other Stock-Based Awards.  The Committee shall have the authority in its discretion to grant to eligible Participants Unrestricted Stock and other Stock-Based Awards.  The Committee shall determine the terms and conditions, if any, of any other Stock Based Awards made under the Plan.

5.                         Limits on Awards under the Plan.

(a)                    Number of Shares.   A maximum of 975,000 shares of Common Stock, subject to adjustment as provided in Section 6, may be delivered in satisfaction of Stock-Based Awards under the Plan, which amount includes all stock options previously granted under the Plan under its former name, except to the extent any such former option was canceled prior to having been exercised, as further described in subsection (b) below.

(b)                    Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.  To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, including, without limitation, any option granted under the Plan under its former name and terminated without having been exercised, the undelivered shares will again be available for grant.  Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 5(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed.

(c)                     Type of Shares.  Common Stock delivered by the Company under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company and held in treasury.  No fractional shares of Common Stock will be delivered under the Plan.

6.                         Adjustments for Recapitalizations, Mergers, Etc.

(a)                    Dilution and Other Adjustments.  Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change (including a Corporate Event, as defined below), an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of Awards and authorizations, in (i) the maximum number or kind of shares issuable or Awards which may be granted under the Plan, (ii) the performance-based events or objectives applicable to any Plan Awards, (iii) any other aspect or aspects of the Plan or outstanding Awards made thereunder as specified by the Committee, or (iv) any combination of the foregoing.  Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

(b)                    Corporate Events.  Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, upon any Corporate Event, in lieu of providing the adjustment set forth in Section 6(a) above, the Committee may, in its discretion, cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that holders of Awards so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of Options shall only be entitled to consideration in respect of cancellation of such Awards if the per share consideration less the applicable exercise price is greater than zero.   Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time.

7.                         Miscellaneous Provisions.

(a)                    The holder of a Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Common Stock shall have been issued in respect of such Award.

(b)                    Except as the Committee shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Plan Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, a Plan Award shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

(c)                     All Awards granted under the Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the Plan and applicable law) in addition to those provided for herein as the Committee shall approve.

(d)                    No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Committee and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Exchange Act and the applicable requirements of the exchanges on which the Company’s Common Stock may, at the time, be listed. The Committee and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(e)                     The Company shall have the right to make such provision for the withholding of taxes as it deems necessary. In furtherance of the foregoing, the Company shall have the right to require, as a condition of the distribution of Awards in Common Stock, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any federal, state, or local taxes  which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the Award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.

(f)                      No director of the Company or other person shall have any claim or right to be granted an Award under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to continue to serve as a member of the Board of Directors of the Company for any specific period of time.

(g)                     The costs and expenses of administering this Plan shall be borne by the Company and not charged to any Award or to any Participant receiving an Award.

(h)                    In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

“Award” shall mean an award described in Section 4(a)(i).

“Business Combination” shall mean (i) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company.

“Change in Control” shall mean  (i) a Business Combination, unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock of the Company immediately before the consummation of such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through one or more subsidiaries); and (B) no person or group (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of the common stock of the corporation resulting from the Business Combination;  (ii) individuals who, as of the date of grant of an Award hereunder constitute the Board of Directors of the Company (the “Incumbent Board”) thereafter cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided, however, that any individual’s becoming a director after the date of grant of such Award whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) any person (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) shall become at any time or in any manner the beneficial owner of capital stock of the Company representing more than 50% of the voting power of the Company.

“Corporate Event” means (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; or (iii) the reorganization or liquidation of the Company.

“Designated Beneficiary” shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Company in accordance with such procedures as the Committee shall approve.

“Exchange Act” shall mean the Securities Exchange Act of 1934 as amended from time to time.

“Fair Market Value” of a share of Common Stock of the Company on any date shall mean the closing price of the Common Stock on the trading day coinciding with such date, or if not trading on such date, then the closing price as of the next following trading day.  If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such other manner as it may deem appropriate.

“Fiscal Year” shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 and regulations thereunder as amended from time to time.  References to particular sections of the Internal Revenue Code shall include any successor provisions.

“Participant”  shall mean, as to any Award granted under this Plan and for so long as such Award is outstanding, the director to whom such Award has been granted.

“Restricted Stock” shall mean an Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

“SARs” shall mean rights entitling the holder upon exercise to receive Stock equal to a function (determined by the Committee using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock” shall mean Common Stock of the Company, par value $.01 per share.

“Stock-based Awards” shall mean such awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, and shall include, without limitation, all Stock Options, SARs, Restricted Stock, and Stock Unit Awards.

“Stock Options” shall mean non-qualified options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Stock Unit Awards” shall mean an award payable in shares of Stock.

“Unrestricted Stock” shall mean an Award of Stock not subject to any restrictions under the Plan.

(i)                                     This Plan shall be governed by the laws of the Commonwealth of Massachusetts and shall be construed for all purposes in accordance with the laws of said Commonwealth except as may be required by the General Corporation Law of Delaware or by applicable federal law.

8.                                      Amendments and Termination; Requisite Shareholder Approval.   The Board may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of any stock exchange on which Common Stock may be listed. The Board shall have the power to amend the Plan in any manner contemplated by Section 9 deemed necessary or advisable for Awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Exchange Act), or to comply with applicable law, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any Award agreement.  In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board to any Award agreement relating thereto within such reasonable time as the Board shall specify in such request.  With the consent of the Participant affected, the Board may amend outstanding agreements evidencing Plan Awards in a manner not inconsistent with the terms of the Plan.  Notwithstanding anything contained in this Section 8 or in any other provision of the Plan, unless required by law, no action contemplated or permitted by this Section 8 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore made under the Plan without the consent of the affected Participant.

9.                                      Effective Date and Term of Plan. This Plan was adopted on March 18, 2009, became effective on June 1, 2009, and was amended on March 7, 2013.  The Plan shall remain in effect, subject to the right of the Board of Directors to further amend or terminate the Plan at any time pursuant to Section 8 hereof, until all shares subject to it shall have been purchased or acquired according to the Plan’s provisions.